                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                            Fiscal Period Ended            % of Total
                           ---------------------      --------------------
                            July 3,    June 27,        July 3,    June 27,
                             1998        1997           1998        1997
                           --------    ---------      --------    --------
THIRD QUARTER

Global commercial:
  U.S. commercial          $  717.9    $  604.8          41%         40%
  Europe                      488.9       380.7          28          26
  International               103.6        99.7           6           7
                           --------    --------       --------    --------
          Total             1,310.4     1,085.2          75          73

U.S. federal government:
  Department of Defense       288.5       267.8          16          18
  NASA                         74.0        76.0           4           5
  Civil agencies               81.0        59.8           5           4
                           --------    --------       --------    --------
          Total               443.5       403.6          25          27
                           --------    --------       --------    --------
Total revenues             $1,753.9    $1,488.8         100%        100%
                           ---------   --------       --------    --------

